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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                            ------------------------

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2001

                               TMP WORLDWIDE INC.
               (Exact name of issuer as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                   0-21571                                      13-3906555
          (Commission File Number)                   (IRS Employer Identification No.)

                                622 THIRD AVENUE
                               NEW YORK, NY 10017
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 351-7000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Financial Statements of Jobline International AB (publ).

       See page F-1.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       TMP WORLDWIDE INC.
                                                       (REGISTRANT)

                                                       By:              /s/ BART CATALANE
                                                            -----------------------------------------
                                                                          Bart Catalane
                                                                     CHIEF FINANCIAL OFFICER
                                                               (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                                             OFFICER)

Dated: October 5, 2001

              INDEX TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
JOBLINE INTERNATIONAL AB AND SUBSIDIARIES

  Consolidated Condensed Statements of Loss for the six
    months ended June 30, 2001 and 2000 (unaudited).........     F-2

  Consolidated Condensed Balance Sheets as of June 30, 2001
    and December 31, 2000 (unaudited).......................     F-3

  Consolidated Condensed Statements of Cash Flows for the
    six months ended June 30, 2001 and 2000 (unaudited).....     F-5

  Notes to the Consolidated Condensed Financial Statements
    (unaudited).............................................     F-6

                            JOBLINE INTERNATIONAL AB

                   CONSOLIDATED CONDENSED STATEMENTS OF LOSS

                                  (UNAUDITED)

                                                                            SIX MONTHS      SIX MONTHS      SIX MONTHS
                                                                               ENDED           ENDED           ENDED
AMOUNTS IN SWEDISH KRONER (SEK) AND US DOLLARS ($) AS STATED IN THOUSANDS  JUNE 30, 2000   JUNE 30, 2001   JUNE 30, 2001
-------------------------------------------------------------------------  -------------   -------------   -------------
                                                                                SEK             SEK              $
OPERATING REVENUE
Net revenue.....................................................               79,351         146,588          13,510
Share in result of associated company...........................                  121             345              32
Other operating revenue.........................................                1,215           3,955             364
                                                                             --------        --------        --------
TOTAL REVENUE...................................................               80,687         150,888          13,906

OPERATING EXPENSES
Other external costs............................................             (122,672)       (286,818)        (26,302)
Personnel costs.................................................              (75,461)       (192,337)        (17,726)
Depreciation and amortisation of tangible and intangible assets...            (10,165)        (28,206)         (2,599)
Other operating expenses........................................               (6,611)        (43,087)         (3,971)
                                                                             --------        --------        --------
TOTAL OPERATING EXPENSES........................................             (214,909)       (550,448)        (50,598)

OPERATING RESULT................................................             (134,222)       (399,560)        (36,692)

FINANCIAL ITEMS
Interest income and similar items...............................                3,176          36,175           3,334
Interest expense and similar items..............................               (2,211)         (1,873)           (173)
                                                                             --------        --------        --------
TOTAL FINANCIAL ITEMS...........................................                  965          34,302           3,161

Result after financial items....................................             (133,257)       (365,258)        (33,531)
Income taxes for the year.......................................                   --             (17)             (2)
Minority interest in the net result.............................                4,530          22,791           2,100
                                                                             --------        --------        --------
NET RESULT FOR THE YEAR.........................................             (128,727)       (342,484)        (31,433)
                                                                             ========        ========        ========

         See notes to the consolidated condensed financial statements.

                            JOBLINE INTERNATIONAL AB

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                  (UNAUDITED)

AMOUNTS IN SWEDISH KRONER (SEK) AND
US DOLLARS ($) AS STATED IN THOUSANDS                     DEC 31, 2000   JUNE 30, 2001   JUNE 30, 2001
-------------------------------------                     ------------   -------------   -------------
                                                              SEK             SEK              $
ASSETS
FIXED ASSETS
INTANGIBLE FIXED ASSETS
Capitalised expenses for software development and
  similar work..........................................     42,875          82,897           7,640
Concessions, patents, licenses, trade marks and similar
  rights................................................     35,818          20,275           1,869
Goodwill................................................     50,282         121,649          11,211
                                                            -------         -------        --------
TOTAL INTANGIBLE FIXED ASSETS...........................    128,975         224,821          20,720

TANGIBLE FIXED ASSETS
Equipment, tools, fixtures and fittings.................     48,372          54,321           5,006
                                                            -------         -------        --------
TOTAL TANGIBLE FIXED ASSETS.............................     48,372          54,321           5,006

FINANCIAL FIXED ASSETS
Other long-term receivables.............................      1,628           2,525             233
                                                            -------         -------        --------
TOTAL FINANCIAL FIXED ASSETS............................      1,628           2,525             233
                                                            -------         -------        --------
TOTAL FIXED ASSETS......................................    178,975         281,667          25,959
                                                            -------         -------        --------

CURRENT ASSETS
SHORT-TERM RECEIVABLES
Accounts receivable.....................................     58,045          68,925           6,352
Due from associated companies...........................        550              85               8
Other receivables.......................................     40,431          31,671           2,919
Prepaid expenses and accrued income.....................     11,150          19,461           1,794
                                                            -------         -------        --------
TOTAL SHORT-TERM RECEIVABLES............................    110,176         120,142          11,073
Short-term investments (cash equivalents)...............    587,977         281,840          25,974
Cash and bank balances..................................     63,369          19,030           1,754
                                                            -------         -------        --------
TOTAL CURRENT ASSETS....................................    761,522         421,012          38,801
                                                            -------         -------        --------
TOTAL ASSETS............................................    940,497         702,679          64,760
                                                            =======         =======        ========

         See notes to the consolidated condensed financial statements.

                            JOBLINE INTERNATIONAL AB

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                  (UNAUDITED)

AMOUNTS IN SWEDISH KRONER (SEK)
AND US DOLLARS ($) AS STATED IN THOUSANDS                 DEC 31, 2000   JUNE 30, 2001   JUNE 30, 2001
-----------------------------------------                 ------------   -------------   -------------
                                                              SEK             SEK              $
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES

SHAREHOLDERS' EQUITY
RESTRICTED EQUITY
Share capital...........................................        3,659          3,816            352
Restricted reserves.....................................    1,181,781      1,220,339        112,466
                                                            ---------      ---------       --------
TOTAL RESTRICTED SHAREHOLDERS' EQUITY...................    1,185,440      1,224,155        112,818

UNRESTRICTED EQUITY
Deficit.................................................     (187,120)      (544,058)       (50,140)
Net result for the year.................................     (317,587)      (342,484)       (31,563)
                                                            ---------      ---------       --------
TOTAL UNRESTRICTED SHAREHOLDERS' EQUITY.................     (504,707)      (886,542)       (81,703)
TOTAL SHAREHOLDERS' EQUITY..............................      680,733        337,613         31,115
MINORITY INTEREST.......................................       15,118            739             68

PROVISIONS
Provisions for pensions and similar obligations.........          698          1,345            124
Other provisions........................................          256         17,927          1,652
                                                            ---------      ---------       --------
TOTAL PROVISIONS........................................          954         19,272          1,776
                                                            ---------      ---------       --------

LONG-TERM LIABILITIES
Long-term liabilities to credit institutions............        1,920             60              6
Other long-term liabilities.............................           46              4             --
                                                            ---------      ---------       --------
TOTAL LONG-TERM LIABILITIES.............................        1,966             64              6
                                                            ---------      ---------       --------

CURRENT LIABILITIES
Short-term liabilities to credit institutions...........          355            111             10
Accounts payable........................................      134,506         80,218          7,393
Tax liabilities.........................................          512            576             53
Other liabilities.......................................       22,562        117,561         10,834
Accrued expenses and prepaid income.....................       83,791        146,525         13,505
                                                            ---------      ---------       --------
TOTAL CURRENT LIABILITIES...............................      241,726        344,991         31,795
                                                            ---------      ---------       --------
TOTAL SHAREHOLDERS' EQUITY, PROVISIONS AND
  LIABILITIES...........................................      940,497        702,679         64,760
                                                            =========      =========       ========
Pledged assets..........................................        3,000          3,000            276
Contingent liabilities..................................       10,801         10,801            995

         See notes to the consolidated condensed financial statements.

                            JOBLINE INTERNATIONAL AB

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                           SIX MONTHS      SIX MONTHS      SIX MONTHS
AMOUNTS IN SWEDISH KRONER (SEK)                               ENDED           ENDED           ENDED
AND US DOLLARS ($) AS STATED IN THOUSANDS                 JUNE 30, 2000   JUNE 30, 2001   JUNE 30, 2001
-----------------------------------------                 -------------   -------------   -------------
                                                               SEK             SEK              $
CURRENT OPERATIONS
CASH FLOW FROM CURRENT OPERATIONS.......................     (89,639)       (296,949)        (27,367)
CASH FLOW FROM INVESTING ACTIVITIES.....................     (38,522)        (57,429)         (5,293)
CASH FLOW FROM FINANCING ACTIVITIES.....................     305,385           1,705             157
                                                            --------        --------        --------
Current year cash flow..................................     177,224        (352,673)        (32,503)
Translation differences for the period..................          54           2,197             203
Opening balance of liquid funds.........................      15,973         651,346          60,028
                                                            --------        --------        --------
CLOSING BALANCE OF LIQUID FUNDS.........................     193,251         300,870          27,728
                                                            ========        ========        ========

    Liquid funds above refer to the balance sheet items short-term investments and cash and bank balances.

         See notes to the consolidated condensed financial statements.

                            JOBLINE INTERNATIONAL AB

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 1  BASIS OF PREPARATION

    The accompanying unaudited consolidated financial statements included herein have been prepared by Jobline International AB ("Jobline" or the "Company"), without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

    In the opinion of management, the statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of June 30, 2001, the results of operations for the six months ended June 30, 2000 and June 30, 2001 and changes in cash flows for the six months ended June 30, 2000 and June 30, 2001. The results of operations for the six months ended June 30, 2000 and June 30, 2001 are not necessarily indicative of the results to be expected for the full year. It is suggested that these consolidated condensed financial statements be read in conjunction with the Form 8-K/A filed on September 7, 2001. The Company follows the same accounting policies in preparation of interim reports.

    Translation into US Dollars of the consolidated financial statements for the six months ended June 30, 2001 and as of June 30, 2001 has been made at US $1=10.85 SEK (the exchange rate at June 30, 2001) for the convenience of the reader. Such translation should not be construed as a representation that SEK amounts actually represent or have been or could be converted into US Dollars at this or any other rate.

NOTE 2  PRINCIPAL ACTIVITIES

    The Group's principal activity is that of providing online professional personal search services. The Group provides an integrated range of web-based candidate search and delivery recruitment services to corporate clients on a pan-European basis. Central to the group business is the relational competence profile database into which prospective candidates register their profile online. The details of the profile may be searched by or on behalf of corporate clients to select candidates best matching the corporate clients' requirements and ultimately to quickly and efficiently deliver the most suitable candidate for the open position. The Jobline database is consistent across all operations, allowing clients seamless access to candidate listings across countries. The Company is also active in the development and sales of modular integrated human resource software solutions for competence management in major companies and organisations.

NOTE 3  GOODWILL

                                                              DEC 31, 2000   JUNE 30, 2001
                                                              ------------   -------------
Acquisition costs
Opening cost................................................     50,741          61,790
Capital expenditures during the year........................     11,049          83,229
                                                                -------        --------
Closing balance.............................................     61,790         145,019
                                                                -------        --------
Accumulated amortisation
Opening balance.............................................       (344)        (11,508)
Amortisation according to plan for the year.................    (11,164)        (11,862)
                                                                -------        --------
Closing balance.............................................    (11,508)        (23,370)
                                                                -------        --------
Net book value..............................................     50,282         121,649
                                                                =======        ========

    Capital expenditures during the year ended December 31, 2000 refer to the acquisition of minority interest stakes in the Spanish and Italian subsidiaries. Capital expenditures during the six months ended June 30, 2001 were compromised of acquisitions of further investments in Italian, German, Spanish and Norwegian subsidiaries and a new investment in Wideyes AB; a competitor within the recruitment industry.

                            JOBLINE INTERNATIONAL AB

                                  (UNAUDITED)

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 4  CHANGE IN COMPONENTS OF EQUITY

                                                        SHARE     RESTRICTED   UNRESTRICTED    TOTAL
CONSOLIDATED                                           CAPITAL     RESERVES       EQUITY       EQUITY
------------                                           --------   ----------   ------------   --------
As of January 1, 2001................................   3,659     1,181,781      (504,707)     680,733
Transfer between unrestricted and restricted
  reserves...........................................      --        28,937       (28,937)          --
New share issue......................................     160        18,561            --       18,721
Issuing costs........................................      --       (13,200)           --      (13,200)
Translation differences..............................      (3)        4,260       (10,414)      (6,157)
Net result for the period............................      --            --      (342,484)    (342,484)
                                                        -----     ---------      --------     --------
As of June 30, 2001..................................   3,816     1,220,339      (886,542)     337,613
                                                        =====     =========      ========     ========

NOTE 5 SUMMARY OF RELEVANT DIFFERENCES BETWEEN SWEDISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The consolidated financial statements are prepared in conformity with generally accepted accounting principles in Sweden ("Swedish GAAP") which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant areas of difference affecting the financial statements of the Group are described below:

    Reconciliation of net loss in accordance with Swedish GAAP to net loss in accordance with US GAAP:

                                                             SIX
                                                            MONTHS
                                                            ENDED
                                                           JUNE 30,       SIX MONTHS ENDED
                                                             2000          JUNE 30, 2001
                                                           --------   ------------------------
                                                             SEK        SEK            $
                                                           --------   --------   -------------
                                                                     (IN THOUSANDS)
Net loss in accordance with Swedish GAAP.................  (128,727)  (342,484)     (31,433)

US GAAP adjustments:
  Amortization of goodwill (note (a))....................        --        321           29
  Stock-based compensation (note (b))....................        --     (3,030)        (278)
  Revenue (note (c)).....................................     2,661         --           --
  Amortization of business start-up costs (note (d)).....       335      1,342          123
  Amortization of value of securities issued in purchased
    business combinations (note (e)).....................        --       (379)         (35)
                                                           --------   --------      -------
Net loss in accordance with US GAAP......................  (125,731)  (344,230)     (31,594)
  Translation differences (note (h)).....................  (215,577)    (6,157)        (567)
                                                           --------   --------      -------
Comprehensive loss in accordance with US GAAP............  (341,308)  (350,387)     (32,161)
                                                           ========   ========      =======

                            JOBLINE INTERNATIONAL AB

                                  (UNAUDITED)

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 5 SUMMARY OF RELEVANT DIFFERENCES BETWEEN SWEDISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    Reconciliation of shareholders' equity in accordance with Swedish GAAP and in accordance with US GAAP:

                                                                 JUNE 30, 2001
                                                              -------------------
                                                                SEK         $
                                                              --------   --------
                                                                (IN THOUSANDS)
Shareholders' equity in accordance with Swedish GAAP........  337,613     31,115

US GAAP adjustments:
  Goodwill (note (a)).......................................   (3,228)      (297)
  Accumulated amortization (note (a)).......................    1,285        118
  Notes payable to employees (note (b)).....................    4,179        384
  Capitalized start-up costs (note (d)).....................   (3,357)      (308)
  Amortization of start-up costs (note (d)).................    3,357        308
  Goodwill (note (e)).......................................    3,790        348
  Accumulated amortization (note (e)).......................   (1,986)      (183)
                                                              -------     ------
Shareholders' equity in accordance with US GAAP.............  341,653     31,485
                                                              =======     ======

------------------------

(a) Business combination between entities under common control

    Under Swedish GAAP, business combinations between entities under common control may be recorded using the purchase method of accounting, which results in recording the assets acquired and liabilities assumed at fair value and goodwill. Under US GAAP, business combinations between entities under common control, where the restructuring invokes no change of control, are recorded on an "as-if-pooling" basis, whereby the assets acquired and liabilities assumed are carried over into the books of the acquirer at their historical cost and no goodwill is recorded.

(b) Stock-based compensation

    Under Swedish GAAP, the Group accounts for stock options/warrants issued to employees as equity when exercised. In connection with the granting of 588,000 warrants in exchange for warrants in a subsidiary of the Company, promissory notes were issued to reimburse the employees for a portion of the exercise price. The value of such notes, SEK 4,179 or $444 was recorded as a liability and an expense in August 2000. Under US GAAP, the Group accounts for its stock options/warrants granted to employees under the intrinsic value method, prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", which requires that compensation expense be recorded for the excess of the market value of the Group's stock over the exercise price on the date of grant over the vesting period. Such warrants were accounted for under US GAAP using variable plan accounting since the exchange of parent options for subsidiary options resulted in an increase in the intrinsic value. This resulted in compensation expense of SEK 3,030 or $278 for the six months ended June 30, 2001.

(c) Revenue recognition

    Under Swedish GAAP, the Group recognises revenue from job postings on the day the posting is first placed on the Group's web site. Under US GAAP, such revenue is deferred over the listing period.

                            JOBLINE INTERNATIONAL AB

                                  (UNAUDITED)

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 5 SUMMARY OF RELEVANT DIFFERENCES BETWEEN SWEDISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(d) Business start-up costs

    Swedish GAAP permits the capitalization of start-up costs. Under US GAAP such costs are expensed as incurred.

(e) Valuation of equity instruments in purchase business combinations

    Under Swedish GAAP, equity instruments issued in a purchase business combination are recorded at the directors' valuation. Under US GAAP, such equity instruments are recorded at fair value.

(f) Statement of cash flows

    The Group has adopted a cash flow accounting policy that is in accordance with the International Accounting Standard No 7: Cash Flow Statements ("IAS 7").

(g) Deferred taxation

    Deferred tax assets resulting from prior period losses have been completely reserved by Jobline. This appears to be consistent with US GAAP as there is no reasonable assurance that these net operating loss carryforwards could be used in the future to offset taxable income.

(h) Foreign currency translation

    Jobline has accounted for foreign currency translation in a manner consistent with US GAAP by using the year end rate for the balance sheet and the average annual rate for the statement of loss. All translation gains and losses have been recognized as a part of equity. No adjustments are necessary for US GAAP reporting purposes.

(i) Comprehensive income (loss)

    Comprehensive income/loss under US GAAP is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Group's only other item of comprehensive income (loss) is foreign currency translation adjustments.

(j) Effect of recently issued accounting standards

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The adoption of this statement did not have a significant impact on the Company's results of operations, financial position or cash flows.

                            JOBLINE INTERNATIONAL AB

                                  (UNAUDITED)

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 5 SUMMARY OF RELEVANT DIFFERENCES BETWEEN SWEDISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    In 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") dealing with the revenue recognition which is effective in the fourth quarter of 2000. The adoption of SAB 101 did not have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. The adoption of EITF No. 00-2 did not have a significant effect on the Company's financial statements.

    In June 2001, the FASB finalized SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

    SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires the Company to complete a transitional goodwill impairment cost six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142.

    The Company's previous business combinations were primarily acquisitions accounted for using the purchase method. However, the Company acquired certain entities which were under common control and accounted for them as if using the pooling-of-interests method. The pooling-of-interests method does not result in the recognition of acquired goodwill or other intangible assets. As a result, the adoption of SFAS
    Nos. 141 and 142 will not affect the results of past transactions accounted for under the pooling-of-interests method. However, all future business combinations will be accounted for under the purchase method, which may result in the recognition of goodwill and other intangible assets, some of which will be recognized through operations, either by amortization or impairment charges, in the future. For purchase business combinations completed through June 30, 2001, the net carrying amount of goodwill is SEK 122,863 or $11,328. Amortization expense during the six months ended June 30, 2001 was

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                            JOBLINE INTERNATIONAL AB

      NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                  (UNAUDITED)

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 5 SUMMARY OF RELEVANT DIFFERENCES BETWEEN SWEDISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    SEK 10,923 or $1,175. Currently, the Company is assessing but has not yet determined, how the adoption of SFAS 141 and 142 will impact its financial position or results of operations.

NOTE 6  SUBSEQUENT EVENT

    On July 23, 2001, pursuant to an offer to shareholders of Jobline, TMP Worldwide Inc. ("TMP") acquired 98.41% of the outstanding shares of Jobline. The aggregate consideration was SEK 1,162,508,379, or approximately $107,749,000, in cash paid from TMP's cash on hand. TMP anticipates that it will acquire the remaining 1.59% of the outstanding shares for an aggregate consideration of SEK 14,085,928, or approximately $1,330,000, in cash to be paid from TMP's cash on hand. The aggregate consideration was determined based on a price per share of SEK 30.70, or approximately $2.90, per share.

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